UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2010

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On September 19, 2010, Freeport-McMoRan Copper & Gold Inc. (“FCX”), Freeport-McMoRan Preferred LLC (“FCX Preferred”), a Delaware limited liability company and wholly owned subsidiary of FCX, and McMoRan Exploration Co. (“MMR”) entered into a stock purchase agreement (the “FCX Purchase Agreement”) pursuant to which MMR has agreed to sell and FCX Preferred has agreed to purchase 500,000 shares of MMR’s 5¾% Convertible Perpetual Preferred Stock, par value $0.01 per share and liquidation preference $1,000 per share (the “Preferred Stock”), for an aggregate purchase price of $500 million (the “FCX Issuance”), concurrently with consummation of MMR’s announced proposed oil and gas property acquisition from Plains Exploration & Production Company (“PXP”) for a combination of shares of MMR’s common stock and cash (the “Acquisition”) and MMR’s $400 million financing transaction with a group of institutional investors.  The closing of the FCX Issuance is conditioned on the concurrent consummation of MMR’s Acquisition.

At any time, the holder of the Preferred Stock may elect to convert shares of the Preferred Stock, in whole or in part, at an initial conversion rate of 62.5 shares of common stock per share of Preferred Stock (initially, an aggregate of 31.25 million shares of MMR’s common stock), or an initial conversion price of $16.00 per share of common stock, subject to customary anti-dilution adjustments and make-whole adjustment upon certain fundamental changes.

The holder of the Preferred Stock will be entitled to receive, when, as, and if declared by MMR’s board of directors, cumulative dividends at the rate of 5¾% per annum, payable quarterly in cash.  Accumulated but unpaid dividends accumulate at the rate of 5¾% per annum.  Each share of Preferred Stock will have a liquidation preference of $1,000 plus an amount equal to all dividends (whether or not declared) accumulated and unpaid to the date of final distribution to holders.  The Preferred Stock will rank senior to MMR’s common stock and on parity with MMR’s outstanding series of preferred stock.

The Preferred Stock will be governed by the terms of a Certificate of Designations of the Preferred Stock.  Except as granted under Delaware law or MMR’s certificate of incorporation, the Preferred Stock will have no voting rights, other than with respect to adverse amendments to MMR’s organizational documents or the certificate of designations for the Preferred Stock, including the creation of, or increase in the authorized amount of, any equity securities, which will be senior to the Preferred Stock.  In addition, if dividends are in arrears for six calendar quarters (whether or not consecutive) or if the redemption price is not timely paid, then the holders of the Preferred Stock (voting separately as a class with all other series of parity stock with like voting rights that are then exercisable) will be entitled to elect two additional directors at MMR’s next annual or special meeting and at each subsequent annual meeting until all accumulated and unpaid dividends or the redemption price, as applicable, have been fully paid or set apart for payment. The term of office of such directors shall terminate immediately upon the termination of the right of the holders of the Preferred Stock and parity stock to vote for such directors.

MMR may not redeem any shares of the Preferred Stock before three years after the date of issuance of the Preferred Stock. On or after three years after the date of issuance of the Preferred Stock, MMR may redeem some or all of the Preferred Stock at a redemption price equal to 100% of the liquidation preference, plus accumulated but unpaid dividends to the redemption date, but only if the closing sale price of MMR’s common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date MMR gives the redemption notice exceeds 130% of the conversion price of the Preferred Stock.

In addition to customary closing conditions, the obligations of the parties to consummate the FCX Issuance are subject to (1) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the approval by MMR’s stockholders of each of the FCX issuance and the issuance of common shares to PXP in connection with the Acquisition; and (3) the satisfaction or waiver of all of the closing conditions under MMR’s Merger Agreement with PXP and the concurrent consummation of the Acquisition by MMR. MMR stockholder approval of the FCX Issuance will exclude the vote of the shares of MMR common stock owned by certain of MMR’s directors and executive officers who also serve as directors or officers of FCX, namely, Richard

C. Adkerson, Robert A. Day, Gerald J. Ford, H. Devon Graham, Jr., James R. Moffett, Nancy D. Parmelee, Kathleen L. Quirk and B. M. Rankin, Jr.  For more information see “Certain Relationships” below.

The parties may terminate the FCX Purchase Agreement (1) by mutual written consent, (2) if the FCX Issuance has not been consummated on or before February 28, 2011, (3) if a court or other governmental authority has issued a final, non-appealable order prohibiting the FCX Issuance; (4) if the required vote of MMR’s shareholders is not obtained; (5) if MMR fails to recommend a vote in favor of the FCX Issuance in its proxy statement; or (6) due to material breaches of the parties’ representations, warranties or obligations.

The parties have made customary representations and warranties to each other, and have agreed to indemnify each other in connection with certain matters relating to the FCX Issuance.  MMR has agreed to generally operate its business in the normal course, and to refrain from taking certain actions until the closing of the FCX Issuance without seeking consent under the FCX Purchase Agreement.

MMR has agreed to prepare and file a proxy statement with respect to the FCX Issuance no later than 30 days following the date of the FCX Purchase Agreement, and (subject to certain exceptions) to recommend that its stockholders vote in favor of the FCX Issuance.

On September 20, 2010, FCX issued a press release announcing that it has agreed to purchase $500 million of 5¾% Convertible Perpetual Preferred Stock of MMR (see exhibit 99.1).

FCX Registration Rights Agreement.  Upon closing of the FCX Issuance, MMR and FCX will enter into a registration rights agreement (the “FCX Registration Rights Agreement”) pursuant to which MMR has agreed to, within 60 days of closing, (1) prepare and file with the SEC a shelf registration statement with respect to the securities issued to FCX under the FCX Purchase Agreement (the “FCX Registrable Securities”) that would permit the FCX Registrable Securities to be resold in registered transactions and (2) use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement while FCX and its affiliates hold FCX Registrable Securities. In addition, under certain circumstances, the FCX Registration Rights Agreement permits FCX to demand or participate in an underwritten public offering by MMR.  The registration rights offered to FCX are comparable to the registration rights offered to PXP under its Registration Rights Agreement.

FCX Stockholder Agreement.  Upon closing of the FCX Issuance, FCX, FCX Preferred and MMR will enter into a stockholder agreement (the “FCX Stockholder Agreement”), pursuant to which, among other things, FCX will have the right to nominate individuals to serve on MMR’s board of directors (the “FCX Designated Directors”) similar to the rights granted to PXP under the PXP Stockholder Agreement. Upon the issuance of the Preferred Stock at closing, for as long as FCX and its affiliates beneficially own (1) not less than 75% of the percentage of MMR’s common stock on a fully diluted basis owned at closing by FCX and its affiliates, FCX will have the right to designate two members of MMR’s board of directors; and (2) between 25% and 75% of the percentage of MMR’s outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates, FCX will have the right to designate one member of MMR’s board of directors; provided, however, that FCX’s designation rights will be suspended during such time as at least two members of MMR’s board of directors are also members of FCX’s board of directors.  FCX will have no designation rights while FCX and its affiliates beneficially own less than 25% of the percentage of MMR’s outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates.

FCX and its controlled affiliates, including FCX Preferred, have agreed to a 120-day lock-up period during which FCX and its controlled affiliates will not (1) loan, offer, pledge, sell, contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of the Preferred Stock or shares of MMR’s common stock issuable upon conversion of the Preferred Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of MMR common stock or the Preferred Stock; provided, however, that FCX may make transfers to its wholly owned affiliates.  In addition, the FCX Stockholder Agreement provides that, prior to the first anniversary of the closing date, none of FCX, its subsidiaries, controlled affiliates or any person that is an officer or director of FCX and who serves as an officer or director of MMR may sell or transfer to

PXP any shares of Preferred Stock or any shares of MMR common stock issued upon conversion of the Preferred Stock.

While FCX, its affiliates and certain of their affiliated persons own at least 15% of MMR’s outstanding common stock, on a fully diluted basis, FCX and its controlled affiliates have agreed not to (1) acquire or seek to acquire additional securities of MMR if MMR’s Acquisition would result in FCX owning more than 103% of the percentage of MMR’s outstanding shares of common stock on a fully diluted basis owned at closing by FCX and its affiliates; (2) form, join, or in any way participate in or enter into agreements with a “group” (as defined in Section 13(d)-3 of the Exchange Act) with regard to MMR; (3) commence a tender offer or exchange offer for MMR’s securities; (4) agree on, offer or otherwise become involved with a merger or an acquisition transaction involving MMR; (5) call, or seek to call, a meeting of MMR’s shareholders, or seek to present a shareholder proposal; or (6) seek to assist, advise, or finance any of the foregoing.

While FCX and its affiliates own at least 5% of MMR’s outstanding common stock, on a fully diluted basis, FCX and its controlled affiliates have agreed not to (1) participate in any proxy solicitations with respect to MMR’s securities (other than certain permitted activities relating to solicitations by or on behalf of members of the FCX board of directors who are also members of the board of directors of MMR); or (2) enter into any agreements with regard to acquiring, voting, holding or disposing of any capital stock of MMR with any director or officer of FCX or PXP who is also a director or officer of MMR.

While FCX and its affiliates own at least 5% of MMR’s outstanding common stock, on a fully diluted basis, and prior to the first anniversary of the issue date, FCX and its controlled affiliates have agreed not to enter into any agreements for the purpose of acquiring, voting, holding or disposing of any capital stock of MMR with PXP or any of its affiliates, directors or officers (provided that the foregoing restriction shall not apply to any transaction in which either FCX or PXP or any of their controlled affiliates offers to acquire all outstanding shares of MMR’s common stock).

The foregoing descriptions of the FCX Stock Purchase Agreement, the FCX Registration Rights Agreement and the FCX Stockholder Agreement are qualified in their entirety by reference to the full text thereof.  Copies of the foregoing agreements will be filed as exhibits to FCX’s next Quarterly Report on Form 10-Q.

For information regarding MMR’s Acquisition, see the Form 8-K dated September 19, 2010, filed by MMR with the SEC.

Certain Relationships.  MMR is a party to a services agreement with FM Services Company (the “Services Company”), a wholly owned subsidiary of FCX, under which the Services Company provides MMR with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement.  The Services Company also provides similar services to FCX.  In 2009, MMR incurred approximately $8.4 million of costs under the services agreement.

Several of FCX’s directors and executive officers also serve as directors or executive officers of MMR.  James R. Moffett, Richard C. Adkerson, B. M. Rankin, Jr., Robert A. Day, Gerald J. Ford and H. Devon Graham, Jr., each of whom is a director of FCX, also serve as directors of MMR.  Messrs. Moffett and Adkerson and Ms. Kathleen L. Quirk, each of whom is an executive officer of FCX, also serve as executive officers of MMR.  In addition, Ms. Nancy D. Parmelee, an officer of FCX, also serves as an executive officer of MMR.

As of September 15, 2010, the overlapping board members and officers beneficially owned shares of MMR’s common stock (excluding shares that could be acquired within 60 days of September 15, 2010, upon the exercise of options granted pursuant to MMR benefit plans) as follows: Mr. Moffett, 4,905,404; Mr. Adkerson, 402,608; Mr. Rankin, 580,837; Mr. Day, 1,072,285; Mr. Ford, 2,046,872, Mr. Graham, 3,875; Ms. Parmelee, 4,069; and Ms. Quirk, 11,811.  In addition, each person has the right to acquire the following amounts of MMR shares upon the exercise of options exercisable within 60 days that were granted under MMR benefit plans: Mr. Moffett, 3,575,000; Mr. Adkerson, 2,325,000; Mr. Rankin, 16,000; Mr. Day, 22,375; Mr. Ford, 22,375; Mr. Graham, 22,375; Ms. Parmelee, 235,000; and Ms. Quirk, 345,000.  As of September 15, 2010, MMR had approximately 95 million shares of common stock outstanding.

For more information, see FCX’s 2010 Proxy Statement filed with the SEC on April 23, 2010.

FCX’s investment transaction with MMR was negotiated between a special committee of independent directors of FCX’s board of directors and a special committee of independent directors of the MMR board of directors. The special committees each engaged independent financial and legal advisors in connection with the transaction.

Anticipated Equity Ownership

Following the FCX Issuance and the consummation of the planned concurrent transactions by MMR, FCX expects to beneficially own 14% of MMR’s outstanding common stock, on a fully diluted basis.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:	/s/ C. Donald Whitmire, Jr.

C. Donald Whitmire, Jr.

Vice President and Controller - Financial Reporting
(authorized signatory and Principal Accounting Officer)

Date: September 22, 2010

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit Number

99.1	Press Release dated September 20, 2010, titled “Freeport-McMoRan Copper & Gold Inc. To Invest $500 million in McMoRan Exploration Co.”